                                                                     Exhibit 2.3

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             TOWER MARKETING, INC.,

                                MSSC TEXAS, INC.,

                                       AND

                       MARKETING SPECIALISTS SALES COMPANY
                    FOR THE LIMITED PURPOSES SET FORTH HEREIN

                            DATED AS OF APRIL 21, 1997

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                                TABLE OF CONTENTS

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                                                                                                                Page
ARTICLE I - THE MERGER............................................................................................1
         SECTION 1.01.     The Merger.............................................................................1
         SECTION 1.02.     Effective Time.........................................................................1
         SECTION 1.03.     Effect of the Merger...................................................................1
         SECTION 1.04.     Articles of Incorporation..............................................................2
         SECTION 1.05.     Bylaws.................................................................................2
         SECTION 1.06.     Additional Actions.....................................................................2
         SECTION 1.07.     Conversion of Securities...............................................................2
         SECTION 1.08.     Dissenting Shares......................................................................3
         SECTION 1.09.     Surrender of Shares, Stock Transfer Books..............................................4

ARTICLE II - CLOSING..............................................................................................5
         SECTION 2.01.     Closing................................................................................5
         SECTION 2.02.     Deliveries by Tower....................................................................5
         SECTION 2.03.     Deliveries by MSSC Texas and Marketing Specialists.....................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TOWER.............................................................6
         SECTION 3.01.     Organization and Qualification of Tower................................................6
         SECTION 3.02.     Power and Capacity; Charter Documents of Tower.........................................6
         SECTION 3.03.     Subsidiaries...........................................................................7
         SECTION 3.04.     Capitalization and Ownership of Tower..................................................8
         SECTION 3.05.     No Conflicts...........................................................................8
         SECTION 3.06.     Consents and Approvals.................................................................8
         SECTION 3.07.     Financial and Operating Statements.....................................................9
         SECTION 3.08.     No Undisclosed or Contingent Liabilities...............................................9
         SECTION 3.09.     Assets of the Company..................................................................9
         SECTION 3.10.     Absence of Certain Changes............................................................10
         SECTION 3.11.     Real Property.........................................................................12
         SECTION 3.12.     Company Equipment.....................................................................13
         SECTION 3.13.     Contracts and Commitments.............................................................14
         SECTION 3.14.     Intellectual Property.  ..............................................................15
         SECTION 3.15.     Inventory.............................................................................16
         SECTION 3.16.     Accounts Receivable...................................................................16
         SECTION 3.17.     Pension and Other Employee Plans and Agreements.......................................17
         SECTION 3.18.     Litigation............................................................................18
         SECTION 3.19.     Insurance.............................................................................19
         SECTION 3.20.     Collective Bargaining Agreements; Compensation; Employee
                               Agreements........................................................................19
         SECTION 3.21.     Labor Matters.........................................................................20


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
         SECTION 3.22.     Compliance with Law...................................................................21
         SECTION 3.23.     Permits...............................................................................21
         SECTION 3.24.     Environmental Matters.................................................................22
         SECTION 3.25.     Tax Matters...........................................................................23
         SECTION 3.26.     Service Liability.  ..................................................................25
         SECTION 3.27.     Title to Assets.......................................................................25
         SECTION 3.28.     Accuracy of Disclosure................................................................25
         SECTION 3.29.     Redemptions of Capital Stock by Tower.  ..............................................25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MSSC TEXAS
                   AND MARKETING SPECIALISTS.....................................................................25
         SECTION 4.01.     Organization and Qualification - MSSC Texas...........................................26
         SECTION 4.02.     Organization and Qualification - Marketing Specialists................................26
         SECTION 4.03.     Power and Capacity; Charter Documents of MSSC Texas...................................26
         SECTION 4.04.     Power and Capacity; Charter Documents of Marketing Specialists........................26
         SECTION 4.05.     No Conflicts..........................................................................27
         SECTION 4.06.     Consents and Approvals.  .............................................................27
         SECTION 4.07.     Financial and Operating Statements....................................................27

ARTICLE V - OTHER OBLIGATIONS OF THE PARTIES.....................................................................28
         SECTION 5.01.     Conduct of Company Business...........................................................28
         SECTION 5.02.     Access to Books and Records.  ........................................................30
         SECTION 5.03.     Consents..............................................................................30
         SECTION 5.04.     Other Transactions.  .................................................................31
         SECTION 5.05.     Supplemental Disclosure by Tower......................................................31
         SECTION 5.06.     Supplemental Disclosure by Marketing Specialists and MSSC
                               Texas.............................................................................31
         SECTION 5.07.     Governmental Filings..................................................................32
         SECTION 5.08.     Covenant to Satisfy Conditions........................................................32
         SECTION 5.09.     Confidentiality.......................................................................32
         SECTION 5.10.     Employees.  ..........................................................................32
         SECTION 5.11.     Damage or Destruction.................................................................32
         SECTION 5.12.     Shareholder Meeting of Tower; Exchange of Shares......................................32
         SECTION 5.13.     Information Delivered to Shareholders.................................................33
         SECTION 5.14.     Resignation of Officers and Directors.................................................33
         SECTION 5.15.     Provision of Tower's Monthly Financial Statements and
                               Accounts Receivable...............................................................33
         SECTION 5.16.     Provision of Marketing Specialists Monthly Financial
                               Statements and Accounts Receivable................................................33
         SECTION 5.17.     Employment Agreements.................................................................34
         SECTION 5.18.     Redemption Payments...................................................................34

ARTICLE VI - CONDITIONS PRECEDENT................................................................................34


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
         SECTION 6.01.     Conditions Precedent to Obligations of MSSC Texas
                               and Marketing Specialists.  ......................................................34
         SECTION 6.02.     Conditions Precedent to Obligations of Tower..........................................37

ARTICLE VII - TERMINATION OF AGREEMENT...........................................................................38
         SECTION 7.01.     Termination of Agreement..............................................................38
         SECTION 7.02.     Procedure Upon Termination............................................................38

ARTICLE VIII - MISCELLANEOUS.....................................................................................39
         SECTION 8.01.     Survival of Representations and Warranties............................................39
         SECTION 8.02.     Commissions...........................................................................39
         SECTION 8.03.     Definition of Knowledge.  ............................................................39
         SECTION 8.04.     Definition of Material Adverse Effect and Material Adverse
                               Change............................................................................39
         SECTION 8.05.     Expenses, Taxes, Etc..................................................................39
         SECTION 8.06.     Successors and Assigns.  .............................................................40
         SECTION 8.07.     No Third-Party Benefit................................................................40
         SECTION 8.08.     Entire Agreement; Amendment...........................................................40
         SECTION 8.09.     Reformation and Severability..........................................................40
         SECTION 8.10.     Notices...............................................................................40
         SECTION 8.11.     GOVERNING LAW.........................................................................41
         SECTION 8.12.     Counterparts..........................................................................41


Exhibit "A"     Form of Common Notes
Exhibit "B"     Form of Preferred Notes
Exhibit "C"     Agreed Employees
Exhibit "D"     Intentionally Omitted
Exhibit "E"     Form of Opinion of Seller's Counsel
Exhibit "F"     Parties to Indemnification Agreement
Exhibit "G"     Form of Indemnification Agreement
Exhibit "H"     Form of Opinion of Marketing Specialists' and
                MSSC Texas' Counsel

Appendix I      Year End Financial Statements
Appendix II     Marketing Specialists Financial Statements
Appendix III    Bromar Financial Statements


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
                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of April 21, 1997, is by and among Tower Marketing, Inc., a Texas corporation ("TOWER" and sometimes the "SURVIVING CORPORATION"), Marketing Specialists Sales Company, a Texas corporation ("MARKETING SPECIALISTS"), and MSSC Texas, Inc., a Texas corporation and a wholly owned subsidiary of Marketing Specialists ("MSSC TEXAS").

                             INTRODUCTORY STATEMENTS

         Tower, MSSC Texas and Marketing Specialists desire to effect the merger of MSSC Texas with Tower, with Tower as the surviving corporation, pursuant to the terms hereof (the "MERGER").

         For purposes of this Agreement, Tower and its Subsidiaries (as defined herein) shall collectively be termed the "COMPANY"; when such collective term is used in connection with financial issues, it shall refer to Tower and its Subsidiaries as a consolidated whole. For example, when references are made to officers, directors and employees of the Company, it shall mean all officers, directors and shareholders of Tower and its Subsidiaries.

         Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the Texas Business Corporation Act (the "TEXAS LAW") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Texas Law, MSSC Texas shall be merged with Tower, the separate corporate existence of MSSC Texas shall cease, and Tower shall continue as the Surviving Corporation.

         SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Texas in such form as required by, and executed in accordance with the relevant provisions of the Texas Law. The Merger shall become effective upon the filing of such articles of merger with the Secretary of State of the State of Texas (the "EFFECTIVE TIME").


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         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger in Texas shall be as provided in Article 5.06 of the Texas Law.

         SECTION 1.04. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Tower shall become the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Law (as defined herein).

         SECTION 1.05. Bylaws. The Bylaws of Tower, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law.

         SECTION 1.06. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Tower or MSSC Texas acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Tower and MSSC Texas, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Tower and MSSC Texas or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Tower, Marketing Specialists, MSSC Texas or the holder of any of the following securities:

         (a) Assuming that at the Effective Time there will be no more than 2,904,581 Common Shares outstanding, each share (individually, a "COMMON SHARE" and, collectively, the "COMMON SHARES") of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Tower issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined herein), shall be converted into the right to receive separate promissory notes (the "COMMON NOTES") payable from Marketing Specialists to the holders of Common Shares of Tower. The Common Notes shall provide for the payment, over the term set forth therein, of principal and interest aggregating $0.9456 per Common Share (the "COMMON SHARE AMOUNT"); provided, that such conversion shall be effected in accordance with the provisions of this Article I upon surrender of the certificate representing such Common Share. The Common Notes shall be substantially in the form of Exhibit "A" hereto.

         (b) Assuming that the Effective Time there will be no more than 522,550 Preferred Shares outstanding, each share (individually, a "PREFERRED SHARE" and, collectively, the "PREFERRED SHARES") of Series A Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), of Tower issued and


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
outstanding immediately prior to the Effective Time shall be converted into the right to receive the principal amount of $2.00 per Preferred Share (the "PREFERRED SHARE AMOUNT") which shall be paid by means of promissory notes (the "PREFERRED NOTES") payable from Marketing Specialists to holders of Preferred Shares of Tower; provided, that such conversion shall be effected in accordance with the provisions of this Article I upon surrender of the certificate representing such Preferred Shares. The Preferred Notes shall be substantially in the form of Exhibit "B" hereto.

         (c) Each share of the Common Stock and Preferred Stock (collectively, "EQUITY SECURITIES"), if any, held in the treasury of Tower shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

         (d) Each share of Common Stock, par value $.01 per share, of MSSC Texas issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one share, validly issued, fully paid and nonassessable, of Common Stock of the Surviving Corporation. Immediately following the Effective Time, the Common Stock of the Surviving Corporation held by Marketing Specialists shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

         (e) From and after the Effective Time, holders of certificates evidencing Equity Securities that were issued prior to the Merger shall cease to have any rights as shareholders of Tower or the Surviving Corporation, except as provided otherwise by Law.

         SECTION 1.08. Dissenting Shares.

         (a) Any Common Shares or Preferred Shares held by a holder who has not voted such shares in favor of the approval and adoption of this Agreement and who has properly demanded and perfected such demand for appraisal of such shares in accordance with Article 5.12 of the Texas Law and as of the Effective Time has neither effectively withdrawn nor lost such right to such appraisal ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Common Share Amount or the Preferred Share Amount, as applicable, but the holder thereof shall only be entitled to such rights as are granted by
Article 5.11 of the Texas Law.

         (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Common Shares or Preferred Shares who demands appraisal of such shares under the Texas Law shall effectively withdraw or lose (through failure to perfect or otherwise) such right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's shares shall automatically be converted into and represent only the right to receive the consideration as provided in Section 1.07 without interest thereon, upon surrender of the certificate or certificates representing such shares and such shares shall no longer be Dissenting Shares. Furthermore, upon the surrender of Dissenting Shares in accordance with the provisions of Section 1.09 hereof, the holder thereof shall be deemed to have waived his or her appraisal rights under the Texas Law with respect to such Common Shares or Preferred Shares, as applicable.


                                       -3-
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         (c) Tower shall give MSSC Texas and, after the Merger, the Surviving
Corporation shall give Marketing Specialists (i) prompt notice of any written demands for appraisal or payment of the fair value of any Common Shares or Preferred Shares, withdrawals of such demands, and any other instruments served pursuant to the Texas Law received by Tower or the Surviving Corporation and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Texas Law. Prior to the Merger, Tower shall not voluntarily make any payment with respect to any demands for appraisal or, except with the prior written consent of MSSC Texas, settle or offer to settle any such demands.

         SECTION 1.09. Surrender of Shares, Stock Transfer Books.

         (a) Following the Effective Time, Marketing Specialists shall distribute to the holders of the Equity Securities the Common Notes and Preferred Notes (collectively, the "NOTES") to be paid to such holders under Sections 1.07(a) and 1.07(b), respectively, upon the terms and conditions specified in this Section 1.09.

         (b) Each holder of a certificate or certificates representing any Equity Securities canceled upon the Merger pursuant to Section 1.07 may thereafter surrender such certificate or certificates to Marketing Specialists. Marketing Specialists agrees that prior to the Effective Time it shall distribute or shall cause to be distributed to each holder of record of Equity Securities as of the Effective Time a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery thereof to Marketing Specialists or its substitute) and instructions for use in effecting the surrender of such certificates for payment therefor. (Any holders of Equity Securities who have lost or destroyed the certificates representing their Equity Securities shall be required to execute an affidavit regarding such matters in a form to be distributed by the Marketing Specialists to indemnify the Surviving Corporation and Marketing Specialists against any other claimants of such Equity Securities, but no bond or other security shall be required for such indemnity.) Upon surrender by such holder to Marketing Specialists of a certificate (or such executed affidavit and indemnity), together with such letter of transmittal duly executed, the holder of such certificate shall be entitled to receive in exchange therefor Notes in an amount equal to the product of the number of Equity Securities represented by such certificate and the Common Share Amount or Preferred Share Amount, whichever is applicable, but less the outstanding amount, if any, under any note or other financing arrangement entered into by such holder and Tower in connection with the acquisition of the Common Shares or Preferred Shares represented by such certificate, whether or not such note or financing obligation has yet come due. Each certificate surrendered hereunder shall forthwith be canceled. Notwithstanding anything in this Agreement to the contrary, no Notes shall be released or distributed to any holder of Common Shares or Preferred Shares until Marketing Specialists or the Surviving Corporation has received written confirmation of the effectiveness of the Merger under the Texas Law from the Secretary of State of the State of Texas. Any Notes or amounts paid, released or distributed to any holder of Equity Securities under this Agreement shall have deducted therefrom the amount of any withholding taxes, if any, due thereon regarding such holder.

         (c) If payment in respect of Equity Securities is to be made to a Person (as defined herein) other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or Marketing Specialists that such tax either has been paid or is not payable. The registered holder of each certificate surrendered in accordance with the preceding sentence shall indemnify and hold Marketing Specialists and the other parties hereto harmless against any claims by third parties (and any direct or indirect damages relating thereto) as to the title of such certificate or the Equity Securities evidenced thereby. Until surrendered in accordance with the provisions of this Section 1.09, each certificate (other than certificates representing Dissenting Shares in respect of which appraisal rights are perfected, which shall be treated in accordance with applicable provisions of the Texas Law) shall represent for all purposes whatsoever only the right to receive the Common Share Amount or Preferred Share Amount multiplied by the number of the applicable Common Shares or Preferred Shares evidenced by such certificate, except as otherwise provided in subsection (b) above.

         (d) At the Effective Time, the stock transfer books of Tower shall be closed and there shall be no further registration of transfers of Equity Securities issued prior to the Merger on the records of Tower or the Surviving Corporation. If, after the Effective Time, certificates for Equity Securities are presented to the Surviving Corporation, they shall be entitled only to be canceled and exchanged for the amounts provided for such shares in Sections 1.07 and 1.09 hereof.

                                   ARTICLE II

                                     CLOSING

         SECTION 2.01. Closing. The Closing of the transactions contemplated hereby (the "CLOSING") shall, subject to the provisions of Article VII hereof, take place at the offices of Andrews & Kurth L.L.P., 4400 Thanksgiving Tower, Dallas, Texas 75201 on the later to occur of April 25, 1997 and the date that is two business days after each of the conditions set forth in Article VI has been met or waived in writing or at such other date, time and place as Tower and MSSC Texas mutually agree. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE".

         SECTION 2.02. Deliveries by Tower. At the Closing, Tower shall deliver, or cause to be delivered, to MSSC Texas and Marketing Specialists (unless delivered previously) the following:

         (a) the Officers' Certificate referred to in Section 6.01(e) hereof;

         (b) the Certificate of the Secretary of Tower referred to in Section 6.01(f) hereof;


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
         (c) the opinion of counsel referred to in Section 6.01(g) hereof;

         (d) executed counterparts of any consents required to be obtained by Tower pursuant to Section 5.03 hereof;

         (e) the certificate regarding non-foreign status referred to in Section 6.01(k) hereof; and

         (f) all other previously undelivered documents, instruments and writings required to be delivered by Tower to MSSC Texas or Marketing Specialists at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         SECTION 2.03. Deliveries by MSSC Texas and Marketing Specialists. At the Closing, MSSC Texas and Marketing Specialists shall deliver, or cause to be delivered, to Tower (unless delivered previously) the following:

         (a) the Officers' Certificates referred to in Section 6.02(e) hereof;

         (b) the Secretary's Certificates referred to in Section 6.02(f) hereof,

         (c) the opinion of counsel referred to in Section 6.02(g) hereof;

         (d) all other previously undelivered documents, instruments and writings required to be delivered by MSSC Texas or Marketing Specialists to Tower at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF TOWER

         Tower hereby represents and warrants to MSSC Texas and Marketing Specialists as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

         SECTION 3.01. Organization and Qualification of Tower. Tower is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon the Company (as defined herein) or the consummation of the transactions contemplated hereby. Each jurisdiction in which Tower is qualified to do business is listed on Section 3.01 of the Disclosure Schedule. No jurisdiction in which Tower is not qualified or licensed has claimed, in writing or otherwise, that Tower is required to qualify or be licensed therein.

         SECTION 3.02. Power and Capacity; Charter Documents of Tower.

         (a) Subject to the approval of the shareholders of Tower in accordance with the terms of Texas Law and this Agreement, Tower has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Tower has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Tower and is a valid and binding obligation of Tower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Tower will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Tower. Tower has delivered to MSSC Texas true and complete copies of the Articles of Incorporation and the Bylaws of Tower, as in effect on the date hereof, and the minute books and stock transfer books of Tower and the Subsidiaries (as defined herein) for the last five years. Such minute books and stock transfer books are accurate and complete and contain the minutes of all meetings (and written consents in lieu thereof) of the shareholders and the board of directors (and all committees thereof) of Tower and the Subsidiaries held during the five years immediately preceding the date of this Agreement and record all issuances and transfers of record of the capital stock of Tower and the Subsidiaries during such five years. All actions taken at such meetings were appropriately passed or ratified.

         SECTION 3.03. Subsidiaries.

         (a) Section 3.03(a) of the Disclosure Schedule sets forth for each subsidiary, direct or indirect, of Tower (each a "SUBSIDIARY") its capital structure, its place of organization and the other jurisdictions in which it is qualified to do business. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own or lease and operate its properties and conduct its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby. No jurisdiction in which any Subsidiary is not qualified or licensed has claimed, in writing or otherwise, that such Subsidiary is required to qualify or be licensed therein.

         (b) Tower owns, free and clear of all liens, claims and encumbrances of any type whatsoever, and has the unrestricted power to dispose of and vote, all of the outstanding capital stock of each of the Subsidiaries. There are no outstanding or authorized options, warrants, subscriptions, calls, conversions or other rights, contracts, agreements, commitments or understandings of any kind obligating any Subsidiary to issue, sell, purchase, return or redeem any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of, or other ownership interest in, any Subsidiary. All of the outstanding shares of the capital stock of each class of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable Law (as defined herein).

         (c) Except for its interest in any Subsidiary, Tower does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for Tower's interest in any Subsidiary, neither Tower nor any Subsidiary has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

         SECTION 3.04. Capitalization and Ownership of Tower. Section 3.04 of the Disclosure Schedule lists, for Tower, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each shareholder. All of the outstanding shares of the capital stock of Tower are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Tower. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Tower, there are no outstanding securities authorized, granted or issued by Tower that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Tower or any Subsidiary. There are no rights of any Person to have the Company repurchase any capital stock of Tower or any subsidiary.

         SECTION 3.05. No Conflicts. The execution, delivery and performance of this Agreement by Tower and the consummation of the transactions contemplated hereby will not:

         (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Company Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

         (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which the Company is a party or by which the Company or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company may be bound or affected, or to which any of the Company Assets may be subject, or

         (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or
(c) above could result in a Material Adverse Effect on the Company or the transactions contemplated by this Agreement.

         SECTION 3.06. Consents and Approvals. The Company is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Tower of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the business of the Company (the "COMPANY BUSINESS") other than those that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), or that may be required solely by reason of MSSC Texas' or Marketing Specialists' participation in the transactions contemplated hereby.

         SECTION 3.07. Financial and Operating Statements.

         (a) Year End Financial Statements. Attached hereto as Appendix I is a true and complete copy of unaudited balance sheets of the Company as of December 31, 1995 and December 31, 1996 (such latter balance sheet being termed the "1996 BALANCE SHEET"), together with related statements of operations, equity and cash flow of the Company for each of such periods (collectively, the "YEAR END FINANCIAL STATEMENTS"). The Year End Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of the Company for the periods therein identified.

         (b) Accounting Records. The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions, dispositions and assets of the Company and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(A) transactions are executed in accordance with the management's general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements that are complete and accurate in all material respects and to maintain accountability for assets and (C) access to such books, records and accounts is permitted only in accordance with management's general or specific authorizations.

         SECTION 3.08. No Undisclosed or Contingent Liabilities. Except for liabilities or obligations incurred by the Company in the ordinary course of business since the date of the 1996 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Company), there is no basis for the assertion against the Company of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may encumber or affect the Company or the transactions contemplated hereby which is not fully reflected or reserved against on the 1996 Balance Sheet.

         SECTION 3.09. Assets of the Company. The assets of the Company (collectively, the "COMPANY ASSETS") include the assets referenced below:

         (a) Intellectual Property. All patents, trade or service names and marks, assumed names and copyrights and all applications therefor relating in which the Company has an interest (collectively, "INTELLECTUAL PROPERTY"), including without limitation those listed on Section 3.09(a) of the Disclosure Schedule;

         (b) Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to the Company, including without limitation those listed on Section 3.09(b) of the Disclosure Schedule;

         (c) Company Equipment. All furniture, fixtures and equipment of the Company (the "COMPANY EQUIPMENT"), including without limitation those items listed on Section 3.09(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

         (d) Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by the Company, including without limitation those listed on
Section 3.09(d) of the Disclosure Schedule;

         (e) Inventory. All inventory of the Company (the "INVENTORY"), including, without limitation, all raw materials, work-in-process, finished products, goods in transit, office, manufacturing, lab and advertising supplies, containers and packaging and shipping materials and all inventory in the hands of suppliers for which the Company is committed as of the date hereof or the Closing Date, including without limitation those listed on Section 3.09(e) of the Disclosure Schedule;

         (f) Contracts. All leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral), including without limitation all deferred compensation agreements, agreements with principals, leases, security deposits and options under leases, acquisition agreements and confidentiality agreements, to which the Company is a party, including without limitation all such contracts listed or referred to on Section 3.09(f) of the Disclosure Schedule;

         (g) Insurance. All insurance policies covering the Company and its directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Company Assets), including without limitation those listed on Section 3.09(g) of the Disclosure Schedule; and

         (h) Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "PERMITS") relating to the Company, the Company Assets or the conduct of the Company Business, including without limitation those listed on Section 3.09(h) of the Disclosure Schedule.

         SECTION 3.10. Absence of Certain Changes. Since December 31, 1996, the Company has not:

         (a) suffered any Material Adverse Effect and there has not been any event, whether occurring before or after December 31, 1996, that could reasonably be expected to have a Material Adverse Effect on the Company; or

         (b) experienced any material decrease in the book value of the Company Assets from the amounts reflected on the 1996 Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1996; or

         (c) incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Company and consistent with past practice, none of which other items exceeds $25,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

         (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

         (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the 1996 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

         (f) permitted, allowed or suffered any of the Company Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

         (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice; or

         (h) canceled any material amount of indebtedness or waived any material claims or rights; or

         (i) sold, transferred or otherwise disposed of any Company Assets except in the ordinary course of business and consistent with past practice; or

         (j) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "PERSON") other than representatives of MSSC Texas and Marketing Specialists any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

         (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Company to any officer or director of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

         (l) granted any increase in the salary, compensation, rate of compensation, commissions of bonuses payable to or to become payable by the Company to any employee of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

         (m) paid, loaned or advanced any amount to any officer, director, employee or shareholder of the Company except for amounts advanced to employees of the Company in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Company Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or shareholder of the Company (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

         (n) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

         (o) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

         (p) made any change in any method of accounting or accounting practice or policy; or

         (q) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

         (r) issued any additional shares of capital stock of Tower or the Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Tower or the Subsidiaries; or

         (s) paid dividends on or made other distributions or payments in respect of the capital stock of Tower or the Subsidiaries; or

         (t) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

         (u) entered into or agreed to any transaction not in the ordinary course of business; or

         (v) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

         SECTION 3.11. Real Property.

         (a) Set forth in Section 3.11 of the Disclosure Schedule is a complete list of all real property that the Company currently owns or has owned in the past ten years. The Company has good and marketable title in fee simple to such currently owned real property and to all plants, buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever.

         (b) With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Company, (ii) no material breach or event of default, to the best knowledge of the Company, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Company or, to the best knowledge of the Company, on the part of any other party thereto, has occurred and is continuing.

         (c) Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company is a party in any capacity (including all amendments thereof and modifications thereto) (the "LEASES"), including the address of each property, a summary description of the property leased and its uses, the name and address of each landlord or tenant, if applicable, the expiration date of each Lease, whether an option to renew or an option to purchase has been exercised, and whether the obligations of the Company thereunder have been guaranteed by any Person. The Company's interests in and to all Leases listed on Section 3.11 of the Disclosure Schedule are free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including without limitation subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. The Company has not received notice of any default by the Company under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Company under any of the Leases. None of the landlords under any of the Leases is in default.

         (d) The buildings and improvements owned or leased by the Company on any real property owned by the Company and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. All of the plants, buildings and structures located on any real property owned by the Company or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Company Business.

         (e) There is no pending or threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Company or any Lease.

         SECTION 3.12. Company Equipment. The Company has good and marketable title to each piece of the Company Equipment. Each piece of the Company Equipment is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Company. The Company has not received any notification from any governmental or regulatory authority within the last five years that the Company is in violation of any health, sanitation, fire, safety, zoning, building or other Law (other than Environmental Laws, which are addressed in Section 3.25), ordinance or regulation in respect of the Company Equipment or operations, which violation has not been appropriately and completely resolved. The Company has provided MSSC Texas and Marketing Specialists with access to, or copies of, all guarantees, service contracts, maintenance agreements, management agreements, instruction manuals, and any and all other documents and papers that in any manner pertain to each material piece of the Company Equipment.

         SECTION 3.13. Contracts and Commitments.

         (a) All of the agreements, contracts and commitments to which the Company is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Company are described in Section 3.13(a) of the Disclosure Schedule.

         (b) The Company is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Company Assets, except as described in
Section 3.13(b) of the Disclosure Schedule.

         (c) The Company has delivered or made available to MSSC Texas or Marketing Specialists true and complete copies of each written agreement, contract or commitment listed in Section 3.13(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

         (d) The enforceability of the agreements, contracts and commitments referred to in this Section 3.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (e) No purchase contracts or commitments of the Company are in excess of the normal, ordinary and usual requirements of the Company, or to the best knowledge of the Company, were entered into at prices materially in excess of those available in the industry in arm's length transactions on the respective dates thereof.

         (f) The Company is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by the Company of over $5,000, or (iii) provide for any bonus or other payment based on the sale of the Company or any portion thereof.

         (g) The Company is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

         (h) The Company is not a party to or bound by:

                           (i) any mortgage, indenture, note, installment
                  obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company;

                           (ii) any guaranty, direct or indirect, by the Company
                  of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (iii) any obligation to make payments, contingent or
                  otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

                           (iv) any collective bargaining agreement with any
                  labor union;

                           (v) any lease or similar arrangement for the use by
                  the Company of personal property requiring payments by the Company, on an annual basis, of over $10,000;

                           (vi) any agreement containing noncompetition or other
                  limitations restricting the conduct of the business of the Company; and

                           (vii) any partnership, joint venture or similar
                  agreement.

         (i) Neither the Company nor any of its officers, directors, shareholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Tower or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of Tower or the Subsidiaries.

         (j) The Company is not bound by any agreement to redeem the Tower Common Shares held by any shareholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

         (k) With respect to each contract and agreement listed in Section 3.13 of the Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company, nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Company or on the part of any other party thereto.

         SECTION 3.14. Intellectual Property.

         (a) Section 3.14 of the Disclosure Schedule contains an accurate and complete list of (i) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by the Company and used in or necessary for the conduct of the Company Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the business of the Company Business which the Company is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types).

         (b) Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) duly recorded in the names of the Persons set forth in Section 3.14 of the Disclosure Schedule.

         (c) The Persons set forth in Section 3.14 of the Disclosure Schedule have the sole and exclusive right, free from any liens, mortgages, security interests, charges or encumbrances, to use the patents, trademarks (registered or unregistered), copyrights and applications therefor set forth beside their names, and the Company has the full right to use the trade names, assumed names, technology, know-how, inventions, works and processes referred to in such lists and all trade secrets required for or incident to the conduct of the Company Business in the jurisdictions in which the Company Business is conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

         (d) No claims have been asserted by any Person against the Company with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Company Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim.

         (e) The use or other exploitation of any product or service of the Company Business or patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes and trade secrets by the Company does not infringe on or dilute the rights of any Person.

         (f) To the best knowledge of the Company, no other Person is infringing the rights of the Company with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets described in this section.

         SECTION 3.15. Inventory. The Company has no Inventory, other than with respect to office supplies that are stored in amounts necessary for the reasonably foreseeable use of the Company.

         SECTION 3.16. Accounts Receivable.

         (a) Set forth in Section 3.16 of the Disclosure Schedule is a true and complete listing of the aging status of each of the accounts receivable of the Company as of the most recent practicable date.

         (b) All accounts receivable of the Company, whether reflected in the 1996 Balance Sheet or accrued since the date thereof, represent revenue generated in the ordinary course of business and are collectible net of any reserves shown on the 1996 Balance Sheet or reserves for accounts receivable accrued since the date thereof, which reserves are adequate.

         (c) Subject to the reserves established on the 1996 Balance Sheet or accrued since the date thereof, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, in a period of time consistent with the historical collection results of the Company during 1993 through 1996, but in no event in excess of 120 days after the day on which each such account receivable became due and payable.

         (d) A list of any promissory notes held by the Company that have been accepted by the Company as payment of accounts receivable of the Company is set forth in Section 3.16 of the Disclosure Schedule.

         SECTION 3.17. Pension and Other Employee Plans and Agreements.

         (a) Section 3.17 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any Person ("ERISA AFFILIATE") who would be treated as being a "single employer" with the Company under section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "PLANS" and individually, a "PLAN"), and the Company has furnished to MSSC Texas and Marketing Specialists complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Plan and Summary Plan Descriptions. The Company has heretofore delivered to MSSC Texas and Marketing Specialists the most recent liability valuation report with respect to each Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Company with respect to each Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 3.17 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, "TERMINATED PLAN").

         (b) With respect to each Plan and each Terminated Plan, the Company and its ERISA Affiliates have complied in all respects with, and each Plan and each Terminated Plan conforms in all respects to and has from its inception been operated in all respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Plan and each Terminated

Plan has been administered in all respects in accordance with its terms. Each Plan and each Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to a Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Plan and Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Company is the sole employer. Neither the Company nor any ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Company nor any ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Plans or to materially increase the benefits under any Plan; no event or condition has occurred or exists with respect to any Plan or Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Company or any ERISA Affiliate, which individually or collectively could result in a material liability to the Company or any ERISA Affiliate; all contributions required to any Plan and each Terminated Plan and all premiums for insurance coverage for each fiscal year of each Plan and each Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Year End Financial Statements and 1997 Financial Statements through their relevant dates; no Plan or Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the best knowledge of the Company, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Plans or Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the Company or any ERISA Affiliate or any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Plan or Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or, to the best knowledge of the Company, is about to incur that could result in a liability to the Company or any ERISA Affiliate.

         (c) No Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Plan can be unilaterally terminated at any time by the Company without material liability.

         SECTION 3.18. Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Company or, to the best knowledge of the Company, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against the Company for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.18 of the Disclosure Schedule would, if adversely decided, have a Material Adverse Effect on the Company or the transactions contemplated hereby. The Company is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Company or on its ability to acquire any property or conduct its business in any way.

         SECTION 3.19. Insurance.

         (a) All policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance relating to the Company Business (the "COMPANY INSURANCE POLICIES") are in full force and effect.

         (b) All billed premiums with respect to the Company Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

         (c) No notice of cancellation or termination has been received with respect to any of the Company Insurance Policies.

         (d) The Company Insurance Policies are sufficient for compliance with all requirements of Law and of all agreements with respect to the operation of the Company Business, are valid, outstanding and enforceable policies (subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity), and, to the best knowledge of the Company, provide insurance coverage customary in the industry regarding the Company Assets and the operations of the Company Business.

         (e) The coverage provided by the Company Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby.

         SECTION 3.20. Collective Bargaining Agreements; Compensation; Employee Agreements.

         (a) The Company does not have in effect any collective bargaining agreement and is not currently engaged in any bargaining with any labor union.

         (b) To the best knowledge of the Company, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Company and the Company is not aware of any attempts to organize the employees of the Company by any labor union.

         (c) Section 3.20 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of the Company and of all employees of or consultants to the Company that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended December 31, 1996.

         (d) There are no covenants, agreements or restrictions to which the Company is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any employee listed on Section
3.20 of the Disclosure Schedule from engaging in any type of business activity in any location.

         SECTION 3.21. Labor Matters.

         (a) The Company has complied and is presently complying with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on the Company.

         (b) There is no open and unresolved unfair labor practice charge or complaint against the Company for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

         (c) There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Company has received service of process or other appropriate notice and, to the best knowledge of the Company, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

         (d) There is no basis for any charge, complaint or grievance described in this Section 3.21, and, to the best knowledge of the Company, none is being considered or threatened.

         (e) There is no labor strike, slowdown or work stoppage for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) or threatened against the Company.

         (f) The Company has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements.

         (g) There is no open and unresolved charge or complaint for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, which is being considered or threatened against the Company before the Equal Employment

Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

         (h) The Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company, and, to the best knowledge of the Company, no such investigation is in progress.

         (i) The employees of the Company are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees.

         (j) There are no citations against the Company from the Occupational Safety and Health Administration for which the Company has been provided service of process or other appropriate notice, and, to the best knowledge of the Company, no such citations are pending.

         (k) There are no current Affirmative Action Plans to which the Company is a party affecting the Company Business and, to the best knowledge of the Company, there are no current or pending audits contemplated against the Company by the Office of Federal Compliance Programs pursuant to Executive Order 11246.

         SECTION 3.22. Compliance with Law.

         (a) The Company is in compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "LAWS") applicable to the Company Business, except for noncompliance which in the aggregate will not result in a Material Adverse Effect.

         (b) The Company has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

         (c) The Company has not been notified by any governmental or regulatory authority that the Company is in violation or alleged violation of any Law applicable to the Company Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.23. Permits. The Company has all Permits necessary for the ownership or leasing of its properties and the conduct of the Company Business as now being conducted. All such Permits are in full force and effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such Permits. No notice of any proceeding has been served or otherwise given to the Company or, to the best knowledge of the Company, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Permits.

         SECTION 3.24. Environmental Matters.

         (a) All Permits that are required for the current operation of the Company Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Permits.

         (b) All sites to which Hazardous Material (as defined herein) from the Company has been or is being treated or disposed of, and all transporters of such Hazardous Material, have valid permits for the treatment, disposal or transportation of such Hazardous Materials and were, at the time of treatment, disposal or transport, or are currently in compliance with such permits. Section
3.24 of the Disclosure Schedule contains a complete and accurate list (including street addresses) of any sites to which the Company has sent Hazardous Materials.

         (c) The Company is in substantial compliance with all terms and conditions of the required Permits, and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Further, the Company is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. The Company has not received any communication (written or oral) from any Person that alleges that the Company is not in compliance with the required Permits or with any applicable Environmental Law which allegation has not been appropriately and completely resolved.

         (d) There is no Environmental Claim pending, threatened or likely to be threatened (i) against the Company; (ii) against any Person whose liability for any Environmental Claim the Company may have retained or assumed either contractually or by operation of Law; or (iii) against any real or personal property or operations that are or have been previously owned, leased, operated or managed, in whole or in part, by the Company.

         (e) There are no events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with Environmental Laws with respect to the operation of the Company or that may otherwise form the basis of an Environmental Claim against the Company.

         (f) The Company has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of the Company or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by the Company (collectively, "ENVIRONMENTAL REPORTS"). No Environmental Reports exist.

         (g) The Company has disclosed to MSSC Texas and Marketing Specialists all relevant facts with respect to potential or actual environmental liabilities of the Company which could have a Material Adverse Effect.

         (h) For purposes of this Agreement, the following terms shall be given the following meanings:

                           (i) "ENVIRONMENTAL CLAIM" shall mean any judicial,
                  administrative or regulatory action, civil or criminal suit, demand, demand letter, directive, claim, lien, superlien, investigation, proceeding or notice of violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether owned, operated, leased or managed by the Company; or (b) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                           (ii) "ENVIRONMENTAL LAWS" shall mean any Law relating
                  to or applicable to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface), including without limitation, Laws and regulations relating to the Release or threatened Release of Hazardous Material, or manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Material.

                           (iii) "HAZARDOUS MATERIAL" shall mean (a) any
                  petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and compressors or other equipment that contain polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," "POLLUTANTS," "CONTAMINANTS" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

                           (iv) "RELEASE" shall mean any release, spill,
                  emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         SECTION 3.25. Tax Matters.

         (a) For purposes of this Agreement, (i) "TAX RETURN" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "TAX" or "TAXES" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

         (b) All Tax Returns required to be filed on or before the Closing Date by the Company have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

         (c) The Company has timely paid or has made adequate provision in the 1996 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the 1996 Balance Sheet.

         (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Company, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company in respect of any Tax. There are no material liens for Taxes upon any of the Company Assets.

         (e) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

         (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (g) The Company does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

         (h) The Company has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

         (i) There has never been a Tax sharing or allocation agreement in place between the Company and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

         (j) The Company is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company.

         (k) The Company has delivered or made available to MSSC Texas and Marketing Specialists correct and complete copies of all Tax Returns filed by the Company for 1993, 1994 and 1995, all examination reports, and any statements of deficiencies assessed against or agreed to by the Company.

         SECTION 3.26. Service Liability. There is no state of facts or the occurrence of any event forming the basis of any present claim against the Company for personal injury or property damage alleged to be caused by products shipped or services rendered by the Company in connection with the Company Business, which is not fully covered by insurance, except for deductibles (the amount of which deductibles is set forth on Section 3.26 of the Disclosure Schedule), and except for claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby.

         SECTION 3.27. Title to Assets. The Company has good, valid and marketable title to the Company Assets, including without limitation those assets set forth on the 1996 Balance Sheet. At the Closing the Company Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

         SECTION 3.28. Accuracy of Disclosure. There is no information contained in this Agreement (whether in this Article III, any other portion of this Agreement pertaining to the Company, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) that contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not misleading.

         SECTION 3.29. Redemptions of Capital Stock by Tower. All redemptions of its capital stock by Tower in the past ten years have been effected in accordance with all applicable federal and state securities (and other) Laws and agreements between the Company and its shareholders. There exists no continuing claim by any former or current shareholder, for money or otherwise, against the Company regarding any such redemptions, and no basis for any such claim exists. Set forth in Section 3.29 of the Disclosure Schedule is a list of all holders of Tower's capital stock who have had their capital stock redeemed since December 31, 1996 or who have at any time requested redemption of their capital stock (which redemption has not yet occurred).


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                      MSSC TEXAS AND MARKETING SPECIALISTS

         MSSC Texas and Marketing Specialists hereby jointly represent and warrant to Tower as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

         SECTION 4.01. Organization and Qualification - MSSC Texas. MSSC Texas is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on MSSC Texas or the consummation of the transactions contemplated hereby. Each jurisdiction in which MSSC Texas is qualified to do business is listed on Section 4.01 of the Disclosure Schedule. No jurisdiction in which MSSC Texas is not qualified or licensed has claimed, in writing or otherwise, that MSSC Texas is required to qualify or be licensed therein.

         SECTION 4.02. Organization and Qualification - Marketing Specialists. Marketing Specialists is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on Marketing Specialists or the consummation of the transactions contemplated hereby. Each jurisdiction in which Marketing Specialists is qualified to do business is listed on Section 4.02 of the Disclosure Schedule. No jurisdiction in which Marketing Specialists is not qualified or licensed has claimed, in writing or otherwise, that Marketing Specialists is required to qualify or be licensed therein.

         SECTION 4.03. Power and Capacity; Charter Documents of MSSC Texas.

         (a) MSSC Texas has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. MSSC Texas has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by MSSC Texas and is a valid and binding obligation of MSSC Texas, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by MSSC Texas will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of MSSC Texas. MSSC Texas has delivered to Tower true and complete copies of the Articles of Incorporation and the Bylaws of MSSC Texas, as in effect on the date hereof.

         SECTION 4.04. Power and Capacity; Charter Documents of Marketing Specialists.

         (a) Marketing Specialists has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Marketing Specialists has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Marketing Specialists and is a valid and binding obligation of Marketing Specialists, enforceable in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Marketing Specialists will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Marketing Specialists. Marketing Specialists has delivered to Tower true and complete copies of the Articles of Incorporation and the Bylaws of Marketing Specialists, as in effect on the date hereof.

         SECTION 4.05. No Conflicts. The execution, delivery and performance of this Agreement by MSSC Texas and Marketing Specialists and the consummation of the transactions contemplated hereby will not:

         (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against MSSC Texas' assets or Marketing Specialists' assets, with or without the giving of notice and/or the passage of time, or

         (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which MSSC Texas or Marketing Specialists is a party or by which MSSC Texas or Marketing Specialists or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which MSSC Texas or Marketing Specialists is a party or by which MSSC Texas or Marketing Specialists may be bound or affected or to which any of their respective assets may be subject, or

         (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on MSSC Texas or Marketing Specialists or the transactions contemplated by this Agreement.

         SECTION 4.06. Consents and Approvals. Neither MSSC Texas nor Marketing Specialists is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by MSSC Texas and Marketing Specialists of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the Company Business, other than those that may be required under the HSR Act or that may be required solely by reason of Tower's (as opposed to any other third party's) participation in the transactions contemplated hereby.

         SECTION 4.07. Financial and Operating Statements.

         (a) Year End Audited Financial Statements of Marketing Specialists. Attached hereto as Appendix II is a true and complete copy of the audited consolidated balance sheets of Marketing Specialists as of December 31, 1996 and 1995, together with the related consolidated statement of operations, shareholders' equity (deficit) and cash flow for the year ended (collectively, the "MARKETING SPECIALISTS FINANCIAL STATEMENTS"). The Marketing Specialists Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of Marketing Specialists for the year then ended in conformity with generally accepted accounting principles ("GAAP") consistently applied.

         (b) Year End Audited Financial Statements of Bromar and Subsidiary. Attached hereto as Appendix III is a true and complete copy of the audited consolidated balance sheets of Bromar Inc. and Subsidiary as of December 31, 1995 and 1994, together with related consolidated statements of operations, shareholders' equity and cash flows for the years then ended (collectively, the "BROMAR FINANCIAL STATEMENTS"). The Bromar Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of Bromar Inc. and Subsidiary for the years then ended in conformity with GAAP consistently applied.

                                    ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

         SECTION 5.01. Conduct of Company Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, the Company shall conduct the business, operations, activities and practices of the Company only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of MSSC Texas or Marketing Specialists, Tower shall not (and shall cause the Subsidiaries to not):

         (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases and
(ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

         (b) increase (other than an increase resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice) or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

         (c) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the 1996 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

         (d) permit, allow or suffer any of the Company Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate;

         (e) determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible or write off as uncollectible any notes or accounts receivable or any portion thereof other than in the ordinary course of business, but in no event to exceed $15,000 in the aggregate;

         (f) cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000;

         (g) sell, transfer or otherwise dispose of any of the Company Assets with an aggregate value of more than $5,000;

         (h) dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of MSSC Texas or Marketing Specialists any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to the Company);

         (i) grant any increase in the compensation payable to or to become payable to those individuals identified in Section 3.21 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of the Company or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

         (j) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans) to, or sell, transfer or lease any of the Company Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of any Company or any of their respective affiliates;

         (k) enter into any collective bargaining or labor agreement;

         (l) make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

         (m) make any change in any method of accounting or accounting practice or policy;

         (n) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

         (o) terminate or amend in any material respect any material contract, lease, license, or other agreement to which the Company is a party;

         (p) permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

         (q) issue any additional shares of capital stock of the Company or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company;

         (r) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company herein;

         (s) pay its suppliers and other vendors in a manner and time not consistent with past practice;

         (t) take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

         (u) agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 5.02. Access to Books and Records. In order that MSSC Texas and Marketing Specialists may have full opportunity to make investigations of the Company in connection with the actions contemplated by this Agreement, Tower shall permit MSSC Texas and Marketing Specialists and their counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of the Company from the date hereof through the Closing Date.

         SECTION 5.03. Consents. Tower agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of MSSC Texas and Marketing Specialists, to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06 of the Disclosure Schedule. All such consents shall be in writing and in form and substance reasonably satisfactory to MSSC Texas and Marketing Specialists, and executed counterparts thereof shall be delivered to MSSC Texas and Marketing Specialists promptly after receipt thereof by Tower but in no event later than the Closing.

         SECTION 5.04. Other Transactions. Prior to the Closing, Tower shall not, and shall not permit any of its (and the Subsidiaries') officers, directors, employees or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in negotiations with, or provide any information or assistance to, any Person (other than MSSC Texas and Marketing Specialists and their representatives) concerning any merger, sale of securities, sale of the Company Assets or similar transaction involving the Company or any of the Company Assets (other than the transactions contemplated between the parties by this Agreement).

         SECTION 5.05. Supplemental Disclosure by Tower.

         (a) The portion of the Disclosure Schedule prepared by Tower (Section
3.01 through Section 3.29) shall be considered to be part of the representations and warranties of Tower.

         (b) Until the Closing, Tower shall have the continuing obligation to promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Sections of the Disclosure Schedule ("TOWER SUPPLEMENTAL DISCLOSURES").

         (c) Tower acknowledges that the Disclosure Schedule is an important and integral part of this Agreement and that MSSC Texas and Marketing Specialists shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty; whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities permitted by Section 5.01 ("SECTION 5.01 ITEMS"), which supplementation or amendment shall not be deemed a breach by Tower of any obligation hereunder or be deemed the non-fulfillment of a condition hereunder. Tower further acknowledges that MSSC Texas and Marketing Specialists have relied upon the information contained therein in entering into this Agreement.

         SECTION 5.06. Supplemental Disclosure by Marketing Specialists and MSSC Texas.


         (a) The portion of the Disclosure Schedule prepared by Marketing Specialists and MSSC Texas (Section 4.01 through Section 4.07) shall be considered to be part of the representations and warranties of Marketing Specialists and MSSC Texas.

         (b) Until the Closing, Marketing Specialists and MSSC Texas shall have the continuing obligation to promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule ("MSSC SUPPLEMENTAL DISCLOSURES").

         (c) Marketing Specialists and MSSC Texas acknowledges that the Disclosure Schedule is an important and integral part of this Agreement and that Tower shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty; whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof. Marketing Specialists and MSSC Texas further acknowledge that Tower has relied upon the information contained therein in entering into this Agreement.

         SECTION 5.07. Governmental Filings. As soon as practicable, the Company, MSSC Texas and Marketing Specialists shall make any and all filings and submissions to any governmental agency that are required to be made in connection with the transactions contemplated hereby (including, without limitation, filings under the HSR Act). The Company shall furnish to MSSC Texas and Marketing Specialists, and MSSC Texas and Marketing Specialists shall furnish to the Company, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

         SECTION 5.08. Covenant to Satisfy Conditions. The Company, MSSC Texas and Marketing Specialists shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

         SECTION 5.09. Confidentiality. The parties acknowledge and affirm their obligations regarding confidentiality set forth in their mutual confidentiality letters dated January 23, 1997. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto.

         SECTION 5.10. Employees. From the date hereof Tower shall use its reasonable efforts to retain as employees of the Company through the Closing Date the active employment of the Company's current employees, except as may be otherwise agreed by the parties. Tower agrees in this regard to cooperate with MSSC Texas and Marketing Specialists by permitting MSSC Texas and Marketing Specialists throughout the period prior to the Closing Date to meet with the employees of the Company at such times as shall be approved by a representative of Tower (which approval shall not be unreasonably withheld).

         SECTION 5.11. Damage or Destruction. If any of the offices of the Company shall be damaged so as to be unusable for more than one week or destroyed prior to Closing, then Tower shall immediately notify MSSC Texas and Marketing Specialists and furnish to MSSC Texas and Marketing Specialists a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, MSSC Texas or Marketing Specialists may elect to require that Tower restore or replace the affected offices (and any Company Assets therein) to their condition on the date of this Agreement. In the event that such damage to any Company Asset or office of the Company (taking into account the insurance amounts due to the Company as a result of such damage) would reasonably be determined to result in a Material Adverse Effect to the Company of $100,000 or more, then MSSC Texas or Marketing Specialists may terminate, without liability to Tower, MSSC Texas or Marketing Specialists, the transactions contemplated hereby.

         SECTION 5.12. Shareholder Meeting of Tower; Exchange of Shares. Tower shall, at a meeting of its shareholders duly called by its Board of Directors to be held as soon as practicable following execution of this Agreement, submit this Agreement and the consummation of the Merger to a vote of its shareholders in accordance with the Texas Law.

         SECTION 5.13. Information Delivered to Shareholders. Tower shall submit all shareholder notices, proxy solicitation material, written consents and other information to MSSC Texas and Marketing Specialists for its written approval (which approval shall not be unreasonably withheld) at least four days prior to delivering such materials to Tower's shareholders. All such materials shall comply with the Texas Law and all applicable state and federal securities Laws (including, without limitation, the anti-fraud provisions thereof). MSSC Texas and Marketing Specialists shall be provided with the opportunity to have one or more representatives attend shareholder meetings, if any, of Tower.

         SECTION 5.14. Resignation of Officers and Directors. On or prior to the Closing, Tower shall deliver, or cause to be delivered, to MSSC Texas and Marketing Specialists the resignation of each officer and director of Tower and the Subsidiaries, effective at the Effective Time (unless agreed otherwise in writing by MSSC Texas and Marketing Specialists).

         SECTION 5.15. Provision of Tower's Monthly Financial Statements and Accounts Receivable.

         (a) Until the Closing, as soon as practicable after the end of each calendar month, Tower shall deliver to MSSC Texas and Marketing Specialists a true and complete copy of unaudited consolidated financial statements of the Company for the period beginning January 1, 1997 and ending on the last day of such calendar month, which have been prepared by the Chief Financial Officer of Tower (the "UPDATED 1997 FINANCIAL STATEMENTS").

         (b) Each of the Updated 1997 Financial Statements shall include an unaudited balance sheet of the Company as of the end of such calendar month and shall be accompanied by a certificate of the Chief Financial Officer that states: "The Updated 1997 Financial Statements are accurate and correct in all material respects and fairly present the financial position and results of operations of the Company for the period therein identified (except that the Updated 1997 Financial Statements do not include notes or normal year end adjustments)."

         SECTION 5.16. Provision of Marketing Specialists Monthly Financial Statements and Accounts Receivable.

         (a) Until the Closing, as soon as practicable after the end of each calendar month, Marketing Specialists shall deliver to Tower a true and complete copy of unaudited consolidated financial statements of Marketing Specialists for the period beginning January 1, 1997 and ending on the last day of such calendar month, which have been prepared by the Chief Financial Officer of Marketing Specialists (the "UPDATED 1997 MARKETING SPECIALISTS FINANCIAL STATEMENTS").

         (b) Each of the Updated 1997 Marketing Specialists Financial Statements shall include an unaudited balance sheet of Marketing Specialists as of the end of such calendar month and shall be accompanied by a certificate of the Chief Financial Officer that states: "The Updated 1997 Marketing Specialists Financial Statements are accurate and correct in all material respects and fairly present the financial position and results of operations of Marketing Specialists for the period therein identified (except that the Updated 1997 Marketing Specialists Financial Statements do not include notes or normal year end adjustments)."

         SECTION 5.17. Employment Agreements. Upon the Closing Date, Tower shall enter into employment agreements with each of the individuals listed on the attached Exhibit "C" (the "AGREED EMPLOYEES") in a form mutually acceptable to the parties.

         SECTION 5.18. Redemption Payments. From the date hereof through the Closing, except with regard to those holders who have already requested redemption, neither Tower nor any Subsidiary shall agree to repurchase, or redeem, any of Tower's capital stock without the prior written approval of Marketing Specialists (which approval shall be withheld in Marketing Specialists' sole discretion) ("NEW REDEMPTION REQUESTS"). Tower shall notify Marketing Specialists of any request by a shareholder to have such shareholder's stock redeemed.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.01. Conditions Precedent to Obligations of MSSC Texas and Marketing Specialists. The obligations of MSSC Texas and Marketing Specialists under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MSSC Texas and Marketing Specialists, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Tower contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date.

         (b) Performance. Tower shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

         (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the transactions contemplated hereby, (ii) would adversely effect Marketing Specialists' ability to exercise control over the Surviving Corporation after the Closing, or (iii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, Company Assets or earnings of the Surviving Corporation.

         (e) Officers' Certificate. Tower shall have delivered to MSSC Texas and Marketing Specialists a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof.

         (f) Secretary's Certificate. Tower shall have delivered to MSSC Texas and Marketing Specialists a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to Tower's articles of incorporation, bylaws, enabling resolutions, incumbency of officers and other reasonably related matters (including, without limitation, the articles of incorporation and bylaws of any Subsidiary).

         (g) Opinion of Tower's Counsel. MSSC Texas and Marketing Specialists shall have received an opinion from Hamilton & Hartsfield, P.C., counsel to the Company, in the respective form attached hereto as Exhibit "E".

         (h) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from Tower's Board of Directors and shareholders, which are provided for elsewhere in this Agreement) shall have been obtained which are necessary, in the reasonable determination of counsel to MSSC Texas and Marketing Specialists, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Surviving Corporation of the Company Business substantially as conducted on the date hereof.

         (i) HSR Waiting Period. Any applicable waiting period under the HSR Act shall have expired, or a notice of early termination shall have been granted, regarding the transactions contemplated hereby.

         (j) No Material Adverse Change. Except as specifically disclosed herein or in the Disclosure Schedule, the events occurring since December 31, 1996, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a net adverse change (direct or indirect) on the business, operations, properties (including tangible and intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Company.

         (k) Non-Foreign Status. At or prior to Closing, the Company shall have delivered to MSSC Texas and Marketing Specialists a statement certifying that it is not a foreign person, which statement shall comply with the requirements of Treasury regulation Section 1.1445-2(b).

         (l) Shareholder Approval. The shareholders of Tower shall have duly approved the Merger and the other transactions contemplated hereby.

         (m) Indemnification Agreement. Each Person set forth on Exhibit "F" hereto shall have executed and delivered to Marketing Specialists an Indemnification Agreement in the form attached hereto as Exhibit "G" (the "INDEMNIFICATION AGREEMENT").

         (n) Merger of Metropolitan Marketing, Inc. into Tower. Prior to the Closing, Metropolitan Marketing, Inc. ("METROPOLITAN") shall have been merged with and into Tower, and all shareholders of Metropolitan other than Tower shall no longer have any rights as shareholders of any Subsidiary.

         (o) Tower Supplemental Disclosures. There shall be no net adverse effect of the Tower Supplemental Disclosures (other than Section 5.01 Items). Any breach of Tower's representations and warranties that is specifically disclosed in the Tower Supplemental Disclosures shall be deemed waived by MSSC Texas and Marketing Specialists if the Closing occurs nonetheless.

         (p) Employment of Certain Persons. There shall have been no termination of employment of or by any Agreed Employee, which termination has resulted, or will with the passage of time result in, a right to payment of deferred compensation or other termination or severance amount.

         (q) Termination of Shareholders' Agreement. The Shareholders' Agreement, effective as of August 6, 1990, and as subsequently amended by addenda, among Tower (formerly known as WKHTN&B Inc.) and its shareholders will have been terminated.

         (r) No New Requested Redemptions. There shall have been no New Requested Redemptions from the date of this Agreement through Closing. All shares of Tower's preferred stock for which Tower has received notices of redemption but which redemption has not yet occurred (as described in Section
3.29 hereof), shall have been redeemed by Tower in accordance with the terms of such notices, Tower's organizational documents, all applicable federal and state securities (and other) Laws and agreements between the Company and its shareholders.

         (s) No Extraordinary Payments. Since the date of this Agreement, Tower and the Subsidiaries shall not have made (or agreed or become obligated to make) any extraordinary payments (over and above their regular monthly salary) to any Agreed Employee, whether as a result of any prior agreement or otherwise.

         (t) Transfer of Certain Shares. All certificates evidencing shares of common stock of Tower repurchased from Robert D. Whitson pursuant to the terms of the Stock Purchase Agreement dated as of January 1, 1994 between Tower and Robert D. Whitson shall have been delivered to Tower, duly endorsed to Tower and with any necessary instruments of transfer, and shall be held by Tower free and clear of any lien, claim, charge, pledge or other encumbrance.

         (u) Release or Amendment of Lien. The lien held by Ford Motor Credit Co. (No. 92- 203054) against Whitson-King, Inc. (a predecessor to Tower) shall have been released or amended to exclude any lien not directly relating to the owned or leased vehicles which were the subject of such filing (including, without limitation, the exclusion of the general liens set forth in Item 3 of such filing).

         (v) Documents. All documents to be delivered by the Company to MSSC Texas and Marketing Specialists at the Closing shall be duly executed and in form and substance reasonably satisfactory to MSSC Texas and Marketing Specialists.

         (w) Other. MSSC Texas and Marketing Specialists shall have received such other documents or certificates as MSSC Texas and Marketing Specialists may reasonably have requested, including, without limitation, certificates of good standing with respect to each of Tower and the Subsidiaries from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to each of Tower and the Subsidiaries from the appropriate authority in each jurisdiction in which it is qualified to do business.

         SECTION 6.02. Conditions Precedent to Obligations of Tower. The obligations of Tower under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Tower at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of MSSC Texas and Marketing Specialists contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

         (b) Performance. MSSC Texas and Marketing Specialists shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

         (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

         (d) No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

         (e) Officers' Certificates. Each of MSSC Texas and Marketing Specialists shall have delivered to Tower a certificate, dated the Closing Date and executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 6.02(a) and (b) hereof.

         (f) Secretary's Certificates. MSSC Texas and Marketing Specialists shall have delivered to Tower a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other related matters.

         (g) Opinion of MSSC Texas' and Marketing Specialists' Counsel. Tower shall have received an opinion, dated the Closing Date, from Andrews & Kurth L.L.P., counsel to MSSC Texas and Marketing Specialists, in the form attached hereto as Exhibit "H".

         (h) Shareholder Approval. The shareholders of Tower shall have duly approved the Merger, the Charter Amendments and the other transactions contemplated hereby.

         (i) Documents. All documents to be delivered by each of MSSC Texas and Marketing Specialists to Tower at the Closing shall be duly executed and in form and substance reasonably satisfactory to Tower.

         (j) HSR Waiting Period. Any applicable waiting period under the HSR Act shall have expired, or a notice of early termination shall have been granted, regarding the transactions contemplated hereby.

         (k) No Material Adverse Change. Except as specifically disclosed herein or in the Disclosure Schedule, the events occurring since December 31, 1996, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a net adverse change (direct or indirect) on the business, operations, properties (including tangible and intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of Marketing Specialists.

         (l) MSSC Supplemental Disclosures. There shall be no net adverse effect of the MSSC Supplemental Disclosures. Any breach of MSSC Texas' or Marketing Specialists' representations and warranties that is specifically disclosed in the MSSC Supplemental Disclosures shall be deemed waived by Tower if the Closing occurs nonetheless.


                                   ARTICLE VII

                            TERMINATION OF AGREEMENT

         SECTION 7.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of Tower, MSSC Texas and Marketing Specialists;

         (b) by MSSC Texas or Marketing Specialists, on or after May 31, 1997, if any of the conditions provided in Section 6.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by MSSC Texas or Marketing Specialists prior to such date; or

         (c) by Tower, on or after May 31, 1997, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Tower prior to such date.

         SECTION 7.02. Procedure Upon Termination. In the event of termination by Tower, MSSC Texas or Marketing Specialists pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

         (a) each of Tower, MSSC Texas and Marketing Specialists shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) all confidential information received by Tower, MSSC Texas or Marketing Specialists with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with Section 5.09 hereof, and Section 5.09 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive for a period of two years following the Closing; provided, however, that the representations and warranties contained in this Agreement relating to Taxes or made pursuant to
Section 3.17 hereof shall survive until 90 days following the expiration of the period of limitations for any matter relating thereto, plus any extended period applicable thereto by reason of any waiver of the period of limitations. Each covenant and agreement of the parties hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive the Closing hereunder.

         SECTION 8.02. Commissions. No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

         SECTION 8.03. Definition of Knowledge. For the purpose of this Agreement, the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party and any officer, director or manager of any such party, as such knowledge has been, or should have been, obtained in the performance of their duties in the ordinary course of business in a prudent and diligent manner, which knowledge shall also include information existing in the records and files of such party.

         SECTION 8.04. Definition of Material Adverse Effect and Material Adverse Change. "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any party, any change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $20,000. "Material" or "materially" or words of like effect shall refer to items capable of producing a monetary effect of at least $20,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole.

         SECTION 8.05. Expenses, Taxes, Etc. Except as otherwise provided herein, (i) in the event of the termination of this Agreement prior to Closing, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement, and (ii) in the event that the Merger is consummated in accordance with the terms hereof, all fees and expenses in negotiating and preparing for the execution of this Agreement and in consummating the transactions contemplated hereby incurred by Tower and its shareholders (but, with respect to such fees and expenses of such shareholders, only to the extent of any fees and expenses of Hamilton and Hartsfield, P.C.) shall be paid by the Surviving Corporation at the Effective Time.

         SECTION 8.06. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

         SECTION 8.07. No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

         SECTION 8.08. Entire Agreement; Amendment. This Agreement, the Exhibits, the Appendices and the Disclosure Schedule and the Indemnification Agreement hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof including, without limitation, the letter of intent between Tower and Marketing Specialists, as amended, and the term sheet attached thereto. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

         SECTION 8.09. Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

         (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

         (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         SECTION 8.10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to MSSC Texas or Marketing Specialists:

                           Marketing Specialists Sales Company
                           2324 Gateway Drive
                           Irving, Texas 75063
                           Attention: Ronald D. Pedersen

         with a copy to:

                           Andrews & Kurth L.L.P.
                           4400 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201
                           Attention: J. Gregory Holloway, Esq.

         If to Tower:

                           Tower Marketing, Inc.
                           3890 West Northwest Highway, #500
                           Dallas, Texas 75220
                           Attention: Chris C. Davis

         with a copy to:

                           Hamilton & Hartsfield, P.C.
                           14651 Dallas Parkway, Suite 102
                           Dallas, Texas 75240
                           Attention: J. Richard Sanderson, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         SECTION 8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

         SECTION 8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                       TOWER MARKETING, INC.



                                       By: /s/ CHRIS C. DAVIS
                                           -------------------------
                                       Name:  Chris C. Davis
                                       Title:  Chairman

                                       MARKETING SPECIALISTS SALES COMPANY



                                       By: /s/ RONALD D. PEDERSEN
                                           -------------------------
                                       Name:  Ronald D. Pedersen
                                       Title:  Chairman of the Board and CEO


                                       MSSC TEXAS, INC.



                                       By: /s/ RONALD D. PEDERSEN
                                           -------------------------
                                       Name:  Ronald D. Pedersen
                                       Title:  Chairman of the Board and CEO


                                 SIGNATURE PAGE